UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2010 (October 27, 2009)

InferX Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-051720	54-1614664
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

46950 Jennings Farm Drive Suite 290, Sterling, VA Suite 134		20164
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 444-6030

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets

On June 15, 2009 the registrant (“InferX”) entered into an amended and restated merger agreement with The Irus Group, Inc.(“Irus”) under which it effected a reverse triangular merger between Irus and InferX’s wholly-owned subsidiary, Irus Acquisition Corp. (the “Merger”).  On October 27, 2009, InferX and Irus completed the Merger with the surviving company being InferX.

On November 2, 2009, InferX filed a Current Report on Form 8-K (the “Initial 8-K”) to report the completion of the Merger. InferX is filing this amendment to amend the Initial 8-K to include the financial information required by paragraphs (a)(1) and (b)(1) of Item 9.01 of Form 8-K, which financial information was not included in the Initial 8-K in accordance with paragraphs (a)(4) and (b)(2) of Form 8-K.

Item 8.01. Other Events.

On January 26, 2010, InferX issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.3, to announce the release of the pro-forma financial statements following completion of the Merger.

Item 9.01                      Exhibits and Financial Statements.

(a)           Financial statements of Businesses Acquired.

The audited consolidated financial statements of InferX Corporation for the year ended December 31, 2008 are attached as Exhibit 99.1 hereto and are incorporated herein by reference.

(b)           Pro forma Financial Information.

The pro forma financial statements of InferX for the fiscal period ended September 30, 2009 are attached as Exhibit 99.2 hereto and are incorporated herein by reference.

(d)           Exhibits

99.1	Audited consolidated financial statements of InferX Corporation for the year ended December 31, 2008.
99.2	Unaudited pro forma financial information of InferX Corporation for the fiscal period ended September 30, 2009.
99.3	Press release dated January 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 26, 2010	InferX Corporation

	By:	/s/ Vijay Suri
Vijay Suri
President and CEO